EXHIBIT 5

VORYS, SATER, SEYMOUR AND PEASE LLP
221 East Fourth Street, Suite 2100
Atrium II
P.O. Box 0236
Cincinnati, Ohio 45201-0236
(513) 723-4000
(513) 723-4056 (fax)

June 20, 2005

Board of Directors
Greenville Federal Savings
  and Loan Association
690 Wagner Avenue
Greenville, Ohio 45331

Ladies and Gentlemen:

     We are familiar with the proceedings taken and proposed to be taken by Greenville Federal Financial Corporation (the “Corporation”) in connection with the issuance and sale by the Corporation of up to 1,606,837 shares of its common stock, par value $.01 per share (the “Common Stock”). The Common Stock is being offered by the Corporation in connection with the reorganization of Greenville Federal Savings and Loan Association (the “Association”) into the mutual holding company form of organization (the “Reorganization”) pursuant to a Plan of Reorganization and Stock Issuance Plan (the “Plan”).

     The Corporation is being organized at the direction of the Association for the purpose of purchasing all of the capital stock of the Association to be issued in connection with the Reorganization. We have assisted the Association with matters related to the incorporation and organization of the Corporation. In addition, we have collaborated in the preparation of the Registration Statement on Form SB-2 (the “Registration Statement”) to be filed by the Corporation with the Securities and Exchange Commission for the registration of the Common Stock under the Securities Act of 1933, as amended. In connection with that registration, we have examined, among other things, such records and documents as we have deemed necessary in order to express the opinions hereinafter set forth.

     Assuming the reorganization is conducted in accordance with the Plan and in compliance by the Corporation and the Association with applicable federal and state securities laws, we are of the opinion that the Common Stock to be issued and sold by the Corporation, when the purchase orders have been accepted and the purchase price for the Common Stock has been paid in money as specified in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP